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                                                                    EXHIBIT 10.1




                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT by and between North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), and Bharat Bhatt (the "Executive"), dated as of the 15th day of February, 2004.

     The Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive pending and following the merger (the "Merger") of the Company and GreenPoint Financial Corporation, a Delaware corporation ("GreenPoint"), pursuant to the Agreement and Plan of Merger, dated as of February 15th, 2004, between the Company and GreenPoint (the "Merger Agreement"). Therefore, in order to accomplish these objectives, the Executive and the Company desire to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Effective Date. The "Effective Date" shall mean the date on which the "Effective Time" (as defined in the Merger Agreement) of the Merger occurs. In the event that the Effective Time shall not occur this Agreement shall be null and void ab initio and of no further force and effect.

     2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on June 30, 2008 (the "Employment Period").

     3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Executive shall (A) serve as a Senior Executive Vice President of the Company and as President of GreenPoint Bank (which for this purpose shall be comprised of all of the operations and businesses of GreenPoint as of immediately prior to the Effective Date, but after taking into account any changes in the GreenPoint operations and businesses solely due to the reallocation of branches of GreenPoint Bank or NorthFork Bank to the other entity for valid business reasons), in each case, with such duties and responsibilities as are commensurate and consistent with such title and position and as are comparable with the duties and responsibilities of the Executive with GreenPoint Bank immediately prior to the Effective Date, (B) report directly to the Chief Executive Officer of the Company (the "CEO") and (C) serve on the Board of Directors of the Company (the "Board").

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere



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with the performance of the Executive's responsibilities as an employee of the
Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

     (b) Compensation (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") at a rate of not less than 95% of the annual base salary paid to the second highest paid employee of the Company with respect to each fiscal year of the Company (the "Peer Executive"), in accordance with the Company's normal payroll policies. The Executive's Annual Base Salary shall be reviewed for increase at least annually by the Board pursuant to its normal performance review policies for senior executives. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

          (ii) Annual Bonus. With respect to each fiscal year ending during the Employment Period, the Executive shall be eligible to participate in the Company's Annual Incentive Performance Compensation Plan or its successor plan (the "Annual Bonus Plan"). The performance criteria (and the achievement thereof) under the Annual Bonus Plan with respect to the Executive's annual bonus in any such fiscal year shall be the same as those applicable to the Peer Executive, and the Executive's annual bonus (the "Annual Bonus") with respect to the achievement of such performance criteria shall be no less than 95% of the annual bonus earned by the Peer Executive with respect to the achievement of such performance criteria and shall be on terms and conditions no less favorable than those applicable to the annual bonus of the Peer Executive.

          (iii) Equity-Based Grants. With respect to each fiscal year during the Employment Period, the Executive's equity-based awards shall be no less than 95% of the value of those awarded to the Peer Executive with respect to the applicable fiscal year and have terms and conditions no less favorable than those applicable to the awards granted to the Peer Executive.

          (iv) Retirement Benefits. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and in all plans that are supplemental to any such tax-qualified plans, in each case, to the extent that such plans are applicable generally to other senior executives of the Company. Upon the Executive's termination of employment for any reason (other than for Cause), whether or not during the Employment Period, for the remainder of the Executive's life and that of his current spouse, the Company shall provide medical, dental and life insurance benefits (the "Retiree Welfare Benefits") to the Executive and his current spouse on the same basis as such benefits were provided by GreenPoint to its retirees as in effect immediately prior to the Effective Date and assuming for this purpose that the Executive has no less than 15 years of credited service. The Retiree Welfare Benefits provided hereunder shall commence effective as of the later of (A) the

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Date of Termination and (B) the end of the benefits continuation period under Section 5(a)(iii) of this Agreement, after taking into account for purposes of clauses (A) and (B) hereof, with respect to medical and dental benefits, any period during which the Executive and/or his spouse elect to receive continued medical and/or dental benefits pursuant to their rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (v) Other Employee Benefit Plans. During the Employment Period, the Executive and/or the Executive's eligible dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death, travel accident insurance, sick leave and vacation plans, practices, policies and programs), on the same basis as such plans, practices, policies and programs are applicable or made available to the CEO and Peer Executive. In addition, following the Effective Date, the Executive shall be entitled to change in control benefits and protections (including a change in control severance agreement) no less favorable than those provided to the CEO and Peer Executive. During the Employment Period, the Executive shall be provided with a car and driver and shall be eligible for such other fringe benefits and perquisites (including, without limitation, expense reimbursement plans, practices, policies and programs) as are provided to the CEO on a basis no less favorable than such benefits are provided to the CEO.

          (vi) Initial Payment. On the Effective Date, the Company shall make a lump sum cash payment to the Executive equal to the sum of (A) the payments that the Executive would have been entitled to receive pursuant to Sections 6(a)(i)(B) and (C) and Section 6(a)(iii) of the Employment Agreement between GreenPoint and the Executive dated as of August 21, 1995, as amended (the "Prior Agreement") had he been terminated by the Company other then for Cause immediately after the Effective Date and (B) the amount equal to the present value of the retirement benefits that the Executive would be entitled to receive pursuant to Section 4(b)(viii) of the Prior Agreement assuming the Executive retired on the Effective Date.

     4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide the Executive with written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

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     (b) Cause. The Company may terminate the Executive's employment during the
Employment Period either with or without Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the Executive is convicted of, or pleads guilty or nolo contendere to a charge of commission of, a felony; or

          (ii) the Executive has engaged in willful gross neglect or willful gross misconduct in carrying out his duties, which results in material economic harm to the Company or in reputational harm causing quantifiable material injury to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the CEO or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (ii) above, and specifying the particulars thereof in detail.

     (c) Good Reason. The Executive's employment may be terminated by the Executive with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which, in the Executive's reasonable judgment, results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

          (iii) any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than New York, New York;

          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

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          (v) any failure by the Company to comply with and satisfy Section
10(c) of this Agreement.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive with or wihtout Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be,
(ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          A. the sum of (1) the Executive's Annual Base Salary and any accrued vacation pay through the Date of Termination, (2) the Executive's Annual Bonus for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such bonus has been determined but not paid as of the Date of Termination, (3) the product of (x) the highest annual bonus earned by the Executive (including any amounts deferred) for any of the three fiscal years prior to the Date of Termination (the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, and
     (4) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case, to the extent

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     not theretofore paid (the sum of the amounts described in clauses (1)
     through (4), shall be hereinafter referred to as the "Accrued Obligations"); and

          B. an amount equal to the product of (x) the sum of (I) the Executive's Annual Base Salary and (II) the Highest Annual Bonus and (y) the greater of (1) the number of months remaining from the Date of Termination through June 30, 2008, divided by 12 and (2) two; and

          (ii) any equity-based awards granted to the Executive shall vest immediately, any stock options granted to the Executive shall be exercisable for the longer of (1) any period specified in any award agreement or plan governing such stock option and (2) the shorter of (x) five years after the Date of Termination and (y) the remainder of their scheduled term; and

          (iii) until the later of June 30, 2008 or two years after the Date of Termination, the Company shall continue to provide medical and dental benefits to the Executive and his eligible dependents on the same basis such benefits were provided to the Executive immediately prior to the Date of Termination, and thereafter, the Executive and his eligible dependents may exercise their rights to continuation coverage under COBRA (the "Medical Benefits"); and

          (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, any equity-based awards granted to the Executive shall vest immediately, any stock options granted to the Executive shall be exercisable for the longer of (i) any period specified in any award agreement or plan governing such stock option and (ii) the shorter of (A) five years after the Date of Termination and (B) the remainder of their scheduled term. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to the CEO of the Company and his beneficiaries and the continued provision of the Medical Benefits.

     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, any equity-based awards granted to the Executive shall vest immediately, any stock options granted to the Executive shall be

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exercisable for the longer of (i) any period specified in any award agreement or plan governing such stock option and (ii) the shorter of (A) five years after the Date of Termination and (B) the remainder of their scheduled term. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to the CEO of the Company and the continued provision of Medical Benefits.

     (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) the Accrued Obligations through the Date of Termination (other than the pro-rata bonus amount provided under Section 5(a)(i)(A)(3)) and (ii) Other Benefits, in each case to the extent theretofore unpaid. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     8. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or

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distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

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          (ii) take such action in connection with contesting such claim as the
Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of a payment by the Company of an amount on the Executive's behalf pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive's behalf pursuant to
Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

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     9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

     10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

     11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:       At the most recent address
-------------------
                           on file at the Company.

If to the Company:         North Fork Bancorporation, Inc.
-----------------
                           275 Broadhollow Road
                           Melville, New York, 11747

                           Attention:       General Counsel

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or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) Except as otherwise expressly provided herein, from and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the Executive and GreenPoint, with respect to the subject matter hereof, including without limitation, the Prior Agreement which shall be of no further force and effect upon payment of the obligations set forth in Section 3(b)(vi) hereof. Any provision of this Agreement that by its terms continues after the expiration of the Employment Period or the termination of the Executive's employment shall survive in accordance with its terms.

     (g) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

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


     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                         BHARAT B. BHATT



                            /s/ Bharat B. Bhatt
                         --------------------------------------------



                         NORTH FORK BANCORPORATION, INC.



                         By  /s/ John A. Kanas
                           ------------------------------------------
                         Name: John A. Kanas
                         Title: Chief Executive Officer

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